EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (Nos. 333-233120 and 333-233121) on Form S-3; (Nos. 333-181481, 333-211507, 333-231711, and 333-238555) on Form S-8; and (Nos. 333-216919, 333-222169, 333-223763, 333-230060, and 333-238459) on Form S-4 of our reports dated February 24, 2022, with respect to the consolidated financial statements of Heartland Financial USA, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Des Moines, Iowa
February 24, 2022